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                                                                      Exhibit 14

                           FIRST AMENDMENT TO SECOND
                             AMENDED AND RESTATED
                         REINSURANCE POOLING AGREEMENT

     THIS AMENDMENT made this 18th day of February, 1993, by and between ALLIED Mutual Insurance Company (hereinafter referred to as "Mutual"), AMCO Insurance Company (hereinafer referred to as "AMCO"),ALLIED Property and Casualty Insurance Company (hereinafter referred to as "APC"), and Depositors Insurance Company (hereinafter referred to as "Depositors"), for and in consideration of their mutual promises and agreements herein and for their mutual benefit. Mutual, APC, and Depositors are hereinafter collectively referred to as "Affiliated Companies". Mutual, AMCO, APC, and Depositors are hereinafter collectively referred to as "Participants".

                                  WITNESSETH:

     WHEREAS, the Participants entered into a Second Amended and Restated Reinsurance Pooling Agreement on December 14, 1992 (the "Agreement"); and

     WHEREAS, the Participants desire to amend Exhibit A - Applicable Participation Percentages to increase the pool participation of AMCO and APC and to decrease the pool participation of Mutual effective January 1, 1993;

     NOW THEREFORE, in consideration of the foregoing premises and for the mutual covenants contained herein and other good and valuable consideration, the Participants agree as follows:

     1. The Agreement is amended by the deletion of Exhibit A and in replacement thereof the addition of the attached Exhibit A, incorporated by reference herein. Attached Exhibit A provides that the Applicable Participation Percentages are Mutual 36%, AMCO 46%, APC 12%, and Depositors 6%.

     2. This Amendment shall be effective as of 12:01 a.m. January 1, 1993. All other terms and conditions remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year above first written.

ALLIED Mutual Insurance Company          AMCO Insurance Company
701 Fifth Avenue                         701 Fifth Avenue
Des Moines, IA 50391-2000                Des Moines, IA, 50391-2013

By: /s/ James D. Kirkpatrick             By: /s/ James D. Kirkpatrick
   -------------------------------          -------------------------------
   James D. Kirkpatrick, President          James D. Kirkpatrick, President

ALLIED Property and Casualty             Depositors Insurance Company
Insurance Company                        701 Fifth Avenue
701 Fifth Avenue                         Des Moines, IA, 50391-2014
Des Moines, IA 50391-2011

By: /s/ James D. Kirkpatrick             By: /s/ James D. Kirkpatrick
   -------------------------------          -------------------------------
   James D. Kirkpatrick, President          James D. Kirkpatrick, President

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               EXHIBIT A - APPLICABLE Participation Percentages

     The Applicable Participation Percentages as of 12:01 a.m. January 1, 1993 shall be:

                              Mutual          36%
                              AMCO            46%
                              APC             12%
                              Depositors       6%

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